Exhibit 99.4

FINANCIAL STATEMENT SCHEDULES WITH RETROSPECTIVE
APPLICATION OF SFAS 123R

The financial statement schedules set forth in this Exhibit 99.4 have been revised from the financial statement schedules included in Humana’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) to reflect the retrospective application of Humana’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, or SFAS 123R. The financial statement schedules set forth below have not been revised to reflect events or developments subsequent to March 3, 2006, the date that Humana filed the 2005 Form 10-K. Revisions are highlighted in blue. For a discussion of events and developments subsequent to the filing date of the 2005 Form 10-K, please refer to the reports and other information Humana has filed with the Securities and Exchange Commission since that date, including Humana’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.

Humana Inc.
SCHEDULE I — PARENT COMPANY FINANCIAL INFORMATION
CONDENSED BALANCE SHEETS

	December 31,
	2005	2004
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$169,206	$242,868
Investment securities	250,399	196,420
Receivable from operating subsidiaries	197,172	115,813
Securities lending collateral	1,983	7,991
Other current assets	87,833	67,696
Total current assets	706,593	630,788

Property and equipment, net	352,013	292,523
Investments in subsidiaries	3,159,349	2,530,458
Notes receivable from operating subsidiaries	7,000	17,000
Other	58,320	75,087
Total assets	$4,283,275	$3,545,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Payable to operating subsidiaries	$568,313	$400,960
Current portion of notes payable to operating subsidiaries	27,600	27,600
Book overdraft	46,847	53,526
Other current liabilities	230,947	211,595
Securities lending payable	1,983	7,991
Current portion of long-term debt	301,254	—
Total current liabilities	1,176,944	701,672

Long-term debt	513,790	636,696
Notes payable to operating subsidiaries	18,000	18,000
Other	65,667	65,240
Total liabilities	1,774,401	1,421,608

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 179,062,807 shares issued in 2005, and 176,044,649 shares issued in 2004	29,843	29,340
Treasury stock, at cost, 15,846,384 shares in 2005, and 15,778,088 shares in 2004	(203,364)	(201,000)
Other stockholders’ equity	2,682,395	2,295,908
Total stockholders’ equity	2,508,874	2,124,248
Total liabilities and stockholders’ equity	$4,283,275	$3,545,856

See accompanying notes to the parent company financial statements.

Humana Inc.
SCHEDULE I – PARENT COMPANY FINANCIAL INFORMATION
CONDENSED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2005	2004	2003
	(in thousands)
Revenues:
Management fees charged to operating subsidiaries	$581,362	$502,833	$458,373
Investment income and other income, net	23,657	18,312	19,883
	605,019	521,145	478,256

Expenses:
Selling, general and administrative	499,787	423,614	363,501
Depreciation	81,634	87,597	82,478
Interest	40,935	24,857	21,229
	622,356	536,068	467,208
(Loss) income before income taxes and equity in net earnings of subsidiaries	(17,337)	(14,923)	11,048
(Benefit) provision for income taxes	(44,174)	(20,482)	7,636
Income before equity in net earnings of subsidiaries	26,837	5,559	3,412
Equity in net earnings of subsidiaries	269,893	264,388	220,327
Net income	$296,730	$269,947	$223,739

See accompanying notes to the parent company financial statements.

Humana Inc.
SCHEDULE I — PARENT COMPANY FINANCIAL INFORMATION
CONDENSED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2005	2004	2003
	(in thousands)
Net cash provided by operating activities	$ 414,790	$ 263,027	$ 184,792

Cash flows from investing activities:
Acquisitions	(498,948)	—	—
Purchases of investment securities	(200,048)	(989,757)	(388,138)
Proceeds from sale of investment securities	193,391	812,796	244,442
Maturities of investment securities	22,041	56,740	65,393
Purchases of property and equipment, net	(141,124)	(98,953)	(90,765)
Capital contributions to operating subsidiaries	(116,000)	(5,201)	(17,000)
Surplus note redemption from operating subsidiaries	10,000	—	35,000
Change in securities lending collateral	6,008	(7,991)	—
Other	—	(4,726)	70
Net cash used in investing activities	(724,680)	(237,092)	(150,998)

Cash flows from financing activities:
Borrowings under credit agreement	494,000	—	—
Repayments under credit agreement	(294,000)	—	—
Net conduit commercial paper borrowings	—	—	(265,000)
Proceeds from issuance of senior notes	—	—	299,139
Proceeds from swap exchange	—	—	31,556
Debt issue costs	—	(1,954)	(3,331)
Change in book overdraft	(6,679)	(77,422)	73,463
Change in securities lending payable	(6,008)	7,991	—
Repayment of notes issued to operating subsidiaries	—	—	(31,500)
Common stock repurchases	(2,364)	(67,024)	(44,147)
Tax benefit from stock-based compensation	15,545	3,748	15,219
Proceeds from stock option exercises and other	35,734	29,918	25,475
Net cash provided by (used in) financing activities	236,228	(104,743)	100,874

(Decrease) increase in cash and cash equivalents	(73,662)	(78,808)	134,668
Cash and cash equivalents at beginning of year	242,868	321,676	187,008
Cash and cash equivalents at end of year	$169,206	$242,868	$321,676

See accompanying notes to the parent company financial statements.

Humana Inc.
SCHEDULE I — PARENT COMPANY FINANCIAL INFORMATION
NOTES TO CONDENSED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

Parent company financial information has been derived from our consolidated financial statements and excludes the accounts of all operating subsidiaries. This information should be read in conjunction with our consolidated financial statements.

2.   TRANSACTIONS WITH SUBSIDIARIES

Management Fee

Through intercompany service agreements approved, if required, by state regulatory authorities, Humana Inc., our parent company, charges a management fee for reimbursement of certain centralized services provided to its subsidiaries including information systems, disbursement, investment and cash administration, marketing, legal, finance, and medical and executive management oversight.

Dividends

Cash dividends received from subsidiaries and included as a component of net cash provided by operating activities were $236.0 million in 2005, $126.0 million in 2004 and $131.0 million in 2003.

Guarantee

Through indemnity agreements approved by state regulatory authorities, certain of our regulated subsidiaries generally are guaranteed by our parent company in the event of insolvency for; (1) member coverage for which premium payment has been made prior to insolvency; (2) benefits for members then hospitalized until discharged; and (3) payment to providers for services rendered prior to insolvency. Our parent has also guaranteed the obligations of our TRICARE subsidiaries.

Notes Receivables from Operating Subsidiaries

We funded certain subsidiaries with surplus note agreements. These notes are generally non-interest bearing and may not be entered into or repaid without the prior approval of the applicable Departments of Insurance.

Notes Payable to Operating Subsidiaries

We borrowed funds from certain subsidiaries with notes generally collateralized by real estate. These notes, which have various payment and maturity terms, bear interest ranging from 5.07% to 6.65% and are payable between 2006 and 2009. We recorded interest expense of $2.2 million, $1.7 million and $3.9 million related to these notes for the years ended December 31, 2005, 2004 and 2003, respectively.

3.   REGULATORY REQUIREMENTS

Certain of our subsidiaries operate in states that regulate the payment of dividends, loans, or other cash transfers to Humana Inc., our parent company, and require minimum levels of equity as well as limit investments to approved securities. The amount of dividends that may be paid to Humana Inc. by these subsidiaries, without prior approval by state regulatory authorities, is limited based on the entity’s level of statutory income and statutory capital and surplus. In most states, prior notification is provided before paying a dividend even if approval is not required.

As of December 31, 2005, we maintained aggregate statutory capital and surplus of $1,203.2 million in our state regulated subsidiaries. Each of these subsidiaries was in compliance with applicable statutory requirements which aggregated $722.2 million. Although the minimum required levels of equity are largely based on premium volume, product mix, and the quality of assets held, minimum requirements can vary significantly at the state level.

Most states rely on risk-based capital requirements, or RBC, to define the required levels of equity. RBC is a model developed by the National Association of Insurance Commissioners to monitor an entity’s solvency. This calculation indicates recommended minimum levels of required capital and surplus and signals regulatory measures should actual surplus fall below these recommended levels. If RBC were adopted by all states and Puerto Rico at December 31, 2005, we would be required to fund $14.7 million in one of our Puerto Rico subsidiaries to meet all requirements. After this funding, we would have $378.2 million of aggregate capital and surplus above any of the levels that require corrective action under RBC.

Humana Inc.
SCHEDULE I — PARENT COMPANY FINANCIAL INFORMATION
NOTES TO CONDENSED FINANCIAL STATEMENTS—(Continued)

4.   ACQUISITIONS

Refer to Note 3 of the notes to consolidated financial statements included in Exhibit 99.3 to this Current Report on Form 8-K for a description of acquisitions.

5.   INCOME TAXES

The decrease in 2005 tax expense primarily related to the recognition of a $22.8 million contingent tax benefit and associated $3.1 million reversal of accrued interest resulting from the resolution of an uncertain tax position associated with the 2000 tax year during the first quarter of 2005 in connection with the expiration of the statute of limitations. Refer to Note 8 of the notes to consolidated financial statements included in Exhibit 99.3 to this Current Report on Form 8-K for a description of income taxes.

Humana Inc.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
For the Years Ended December 31, 2005, 2004, and 2003
(in thousands)

			Additions
			Charged
	Balance at		(Credited) to	Charged to	Deductions	Balance at
	Beginning of	Acquired	Costs and	Other	or	End of
	Period	Balances	Expenses	Accounts (1)	Write-offs	Period
Allowance for loss on receivables:
2005	$34,506	—	$4,566	$(1,027)	$(5,488)	$32,557
2004	40,400	355	6,433	(1,338)	(11,344)	34,506
2003	30,178	—	7,416	6,584	(3,778)	40,400
Deferred tax asset valuation allowance:
2005	20,123	—	(5,198)	—	(14,925)	—
2004	26,978	—	(6,855)	—	—	20,123
2003	36,470	—	(9,492)	—	—	26,978

(1)             Represents changes in retroactive membership adjustments to premium revenues as more fully described in Note 2 to the consolidated financial statements.